Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

China Medical Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-139777) on Form F-3 and registration statement (No. 333-138954) on Form S-8 of China Medical Technologies, Inc. of our reports dated June 27, 2008, with respect to the consolidated balance sheets of the China Medical Technologies, Inc. and its subsidiaries (the “Company”) as of March 31, 2007 and 2008, and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended March 31, 2008 and the effectiveness of internal control over financial reporting as of March 31, 2008, which reports appear in the March 31, 2008 annual report on Form 20-F of China Medical Technologies, Inc..

Our report on the consolidated financial statements refers to a change in the method of accounting for employee share-based arrangements as required by Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”, effective April 1, 2006.

Our report on the effectiveness of internal control over financial reporting contains an explanatory paragraph that states the Company acquired Beijing Bio-Ekon Biotechnology Co., Ltd. during the year ended March 31, 2008 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2008, Beijing Bio-Ekon Biotechnology Co., Ltd.’s internal control over financial reporting associated with total assets of RMB233,408,000 and total revenues of RMB4,765,000 included in the consolidated financial statements of the Company as of and for the year ended March 31, 2008, and our audit of the Company’s internal control over financial reporting also excluded an evaluation of the internal control over financial reporting of Beijing Bio-Ekon Biotechnology Co., Ltd..

/s/    KPMG

Hong Kong, China

June 27, 2008